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                                   EXHIBIT 23



                   GLEIBERMAN SPEARS SHEPHERD & MENAKER, P.A.

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-70511 and No. 333-70513) of McRae Industries, Inc. and subsidiaries of our report dated October 20 2000 on the consolidated financial statements and financial statement schedule of McRae Industries, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended July 29, 2000.



/s/Gleiberman Spears Shepherd & Menaker, P. A.

Charlotte, North Carolina
October 20, 2000



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